United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2019

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania                                  001-38884                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Item 8.01  Other Events.

Franklin Financial Services Corporation, the bank holding company of F&M Trust, today announced that the listing of its common stock on the Nasdaq Stock Market will commence with the market opening on May 1, 2019 under the ticker symbol “FRAF.” The Company’s common stock will continue to trade on the OTCQX Market through April 30, 2019.

“Our listing on the Nasdaq is a major milestone for the company and is another strategic step in the growth of our company. We believe that listing on Nasdaq will enhance our visibility in the marketplace, increase the liquidity of our stock, broaden our shareholder base by attracting new investors and ultimately increase shareholder value,” said Timothy G. Henry, President and CEO of F&M Trust.

G. Warren Elliott, Chairman of the Board for Franklin Financial Services Corporation added, “We are excited to begin this new chapter in our company’s history. Listing on Nasdaq is a natural progression towards the future as we look to build long-term value for our shareholders.”

The Nasdaq is the world’s largest electronic stock market, listing approximately 3,600 public companies. The exchange trades more shares per day than any other U.S. equities market. It is also among the world’s best-regulated stock markets, employing sophisticated surveillance systems and regulatory specialists to protect investors and provide a fair and competitive trading environment.

“We are very pleased to welcome Franklin Financial Services Corporation to Nasdaq’s family of innovative, growth companies,” said Andrew Hall, Managing Director of Nasdaq New Listings. “About 90 percent of listed community banks are Nasdaq listed, and we look forward to supporting Franklin Financial Services Corporation as it achieves its milestones in the years to come.”

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1.2 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-two community banking locations in Franklin, Cumberland, Fulton and Huntingdon Counties. Please visit our website for more information, www.franklinfin.com.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry,

President and Chief Executive Officer

Dated: April 30, 2019